EXHIBIT 32.1

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tapestry, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i)       the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended October 2, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2021

By:	/s/ Joanne C. Crevoiserat
	Name:	Joanne C. Crevoiserat
	Title:	Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tapestry, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:
 (i)       the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended October 2, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
 (ii)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2021

By:	/s/ Scott A. Roe
	Name:	Scott A. Roe
	Title:	Chief Financial Officer